Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact	Investor Relations:	Media:	RAI 2006-28
	Ken Whitehurst	Seth Moskowitz
	(336) 741-0951	(336) 741-7698
RAI CEO:
‘Solid Strategy Driving Results’
Reported EPS up 38.5% Year to Date; Adjusted EPS up 13.8%
RAI Increases Full Year Earnings Forecast
WINSTON-SALEM, N.C. – Oct. 25, 2006 –

At a Glance
•	Reported EPS: third quarter up 45.8 percent at $1.05; nine months up 38.5 percent at $3.49

•	Adjusted EPS: third quarter up 0.9 percent at $1.09; nine months up 13.8 percent at $3.29

•	Reported EPS forecast increased to a range of $4.20 to $4.30 (post split)

•	R.J. Reynolds’ brand-portfolio strategy continues to drive investment-brand growth

•	Conwood’s Grizzly brand reaches 20 percent share of moist-snuff market
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 3 and 4 of this release, which reconcile reported to adjusted results for the third-quarter and nine-month periods.
Reynolds American Inc. (NYSE: RAI) today announced gains in third-quarter and nine-month 2006 diluted GAAP EPS compared with the prior-year periods. Adjusted EPS of $3.29 for the nine-month period was up 13.8 percent from pricing, costs reductions and timing of promotional spending. Third-quarter adjusted EPS of $1.09, up 0.9 percent, was impacted by quarterly fluctuations at R.J. Reynolds. RAI increased its full-year reported EPS forecast to $4.20 to $4.30, adjusted for the August stock split.
-more-

Third Quarter and Nine Month 2006 Financial Results – Highlights
(unaudited)
(all dollars in millions, except per share amounts;
for reconciliations, including GAAP to non-GAAP, see schedules 3 and 4)

	For the Three Months			For the Nine Months
	Ending Sept. 30			Ending Sept. 30
			%			%
	2006	2005	Change	2006	2005	Change

Net sales	$2,190	$2,149	1.9%	$6,441	$$6,209	3.7%

Operating income
Reported (GAAP)	$544	$357	52.4%	$1,606	$1,241	29.4%
Adjusted (Non-GAAP)	567	520	9.0%	1,632	1,408	15.9%

Net income
Reported (GAAP)	$309	$213	45.1%	$1,030	$745	38.3%
Adjusted (Non-GAAP)	323	318	1.6%	972	852	14.1%

Net income per diluted share
Reported (GAAP)	$1.05	$0.72	45.8%	$3.49	$2.52	38.5%
Adjusted (Non-GAAP)	1.09	1.08	0.9%	3.29	2.89	13.8%
MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American’s year-to-date results underscore the power of our business model and our operating companies’ inherent strength,” said Susan M. Ivey, RAI’s chairman and chief executive officer. “Nine-month profit gains from each of our operating units contributed to RAI’s continued growth momentum. Our performance continues to validate that our strategy is solid, and it’s driving results.”
Ivey said that continued total share-trend improvements at R.J. Reynolds are in line with those expected from the brand-portfolio strategy the company put in place in early 2005. She also said that the third quarter was marked by the continued strong growth momentum of Conwood, the smokeless tobacco business RAI acquired in May.
“Our performance is on track for RAI to again deliver strong full-year results,” Ivey said, “and we are increasing our full-year forecast based on additional gains at R.J. Reynolds and Conwood.”

R.J. Reynolds
“Our year-to-date market-share results confirm the ongoing strength of R.J. Reynolds’ brand-portfolio strategy,” said
Lynn J. Beasley, R.J. Reynolds’ president and chief operating officer. “Our overall share decline continued to moderate during the first nine months of 2006, as accelerated investment-brand growth increasingly offset share declines on other brands.”
During the third quarter, R.J. Reynolds’ two investment brands, Camel and Kool, continued to post strong share gains, with a combined increase of 1.07 share points. On a nine-month combined basis, the company’s two investment brands were up 0.91 share points compared with the prior-year period.
This investment-brand growth contributed to the continued moderation of R.J. Reynolds’ overall share declines. The company’s total retail market share for the nine-month period was 29.87 percent, down 0.35 points.
Beasley said that recent disruptions in the shipment of some R.J. Reynolds brand styles has not materially affected the company’s share of market or shipment volume.
R.J. Reynolds’ nine-month adjusted operating income was up 8.2 percent at $1,412 million. However, the company’s third-quarter adjusted operating income of $455 million was down 5.4 percent. Two factors contributing to this decline were spending to combat state ballot initiatives and an 8 percent volume decline that was partially driven by trade-inventory movements.
During the first half, the trade increased its wholesale inventory of R.J. Reynolds’ brands by about 1 billion units in anticipation of the July 4th holiday and the company’s implementation of an SAP systems platform.
This first-half volume imbalance affects second-half performance in two ways. First, it decreases second-half sales. Second, it boosts second-half costs, since manufacturers’ discounting is not applied until product is shipped to retail. So discounts are being paid in the second half for volume that was sold earlier in the year.
“We expected trade-inventory levels to return to normal in the third quarter,” Beasley said, “but half of the excess inventory remained at the end of the quarter. As a result, our year-to-date volume is down 2.8 percent. We now expect inventory levels to return to normal in the fourth quarter. That should result in a full-year decline of 4 percent in shipment volume.
“In addition,” she said, “there were some third-quarter favorabilities in the timing of marketing expenses, which will decrease fourth-quarter margins.
“Looking beyond the quarterly fluctuations, our performance continues to propel us toward strong full-year results,” Beasley said. “We are delivering productivity gains ahead of schedule, our year-to-date profits are up and it’s increasingly clear that our brand strategy is producing solid results.”

Conwood
Conwood continued to deliver strong growth for the third quarter and the first nine months. The company’s accelerated performance helped drive today’s increase in RAI’s full-year forecast.
To enhance understanding of Conwood’s underlying performance, RAI is providing adjusted pro-forma results, computed as if Conwood had been owned by RAI since the beginning of 2005. On this basis, Conwood again delivered strong gains in volume, share and operating income for both the third quarter and the first nine months of 2006, compared with the same periods in 2005.
Conwood’s third-quarter pro-forma adjusted operating income rose 7.4 percent to $73 million. For the nine-month period, pro-forma adjusted operating income climbed 13.3 percent to $213 million. Nine-month margins of 58.7 percent are up 1.6 percentage points from the prior-year period.
During the quarter and year-to-date, Conwood continued to show its strength as the growth leader in the moist-snuff category. Conwood’s nine-month moist-snuff share of shipments was 25.4 percent, up 2.8 points from the prior-year period.
Driving Conwood’s performance is Grizzly, a price-value brand that now commands 20 percent of the moist-snuff market. Grizzly continued to display strong growth, with a 3.7 share-point gain for the first nine months compared with the same period of 2005.
Conwood, the nation’s second-largest smokeless tobacco company, is the only company that competes in all five smokeless tobacco categories. Conwood holds the No. 1 or No. 2 position in every category, and it has more than doubled its total share of the moist-snuff market in the past six years.
FULL YEAR FORECAST
“Based on additional strength from our largest operating units, we are increasing Reynolds American’s full-year forecast. We now expect to report EPS of $4.20 to $4.30, on a post-split basis. That forecast anticipates a soft fourth quarter, which will balance prior quarterly distortions,” said Dianne M. Neal, RAI’s chief financial officer.
Neal noted that Conwood will be more accretive to earnings in 2006 than previously forecasted, as Conwood’s operating profit contributions will more than offset acquisition financing expenses.
She said that the revised reported EPS estimate includes the pre-tax effect of approximately:
•	$ 260 million in incremental merger-related synergies and productivity initiatives;

•	$ 50 million in acquisition and merger-related costs; and

•	$ 40 million that R.J. Reynolds is investing to combat state ballot initiatives on cigarette excise tax increases and smoking restrictions.

It also includes a $74 million extraordinary gain in the first half resulting from the favorable resolution of prior years’ tax matters.
Neal said that the company’s full-year forecast does not include:
•	Any expense that will result from the fair-value allocation of Conwood’s purchase price; or

•	Any potential impact of the annual assessment of intangible asset valuations.
Neal said that RAI expects to end the year with a strong balance sheet, with cash and short-term investments of about $2.3 billion, and debt of about $4.7 billion.
She noted that the year-end cash forecast does not include $100 million of cash collateral for the appellate bond in the Engle class-action lawsuit because, “It is still difficult to accurately predict when these funds will be returned.”
CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss third-quarter 2006 results at 9:30 a.m. Eastern Time on Wednesday, Oct. 25, 2006. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors and the growth of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the failure to realize the anticipated benefits arising from the Conwood acquisition;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange-rate risk, interest-rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RAI’s and RJR’s securities;

•	any restrictive covenants imposed under RAI’s and RJR’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect the manufacturing facilities;

•	any adverse effects from the transition of the packaging operations formerly conducted by RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, to the buyers of RJR Packaging, LLC’s businesses and the recent shortage of packaging materials causing incomplete deliveries to RJR Tobacco’s customers of certain brand styles;

•	any adverse effects arising out of the implementation of an SAP enterprise business system in the third quarter of 2006; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, LLC; Santa Fe Natural Tobacco Company, Inc.; Lane, Limited; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include five of the 10 best-selling U.S. brands: Camel, Kool, Winston, Salem and Doral.

•	Conwood Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other tobacco products for U.S. and international markets.

•	Lane, Limited manufactures several roll-your-own, pipe tobacco and little cigar brands, and distributes Dunhill tobacco products.

•	R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American-blend cigarettes and other tobacco products to a variety of customers worldwide.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)

Schedule 1
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME-GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales, external	$2,071	$2,024	$6,056	$5,827
Net sales, related party	119	125	385	382

Net sales	2,190	2,149	6,441	6,209
Cost of products sold	1,202	1,384	3,643	3,736
Selling, general and administrative expenses	437	399	1,171	1,175
Amortization expense	7	9	21	33
Loss on sale of assets	—	—	—	25
Restructuring adjustments	—	—	—	(1)

Operating income	544	357	1,606	1,241
Interest and debt expense	92	31	179	81
Interest income	(34)	(23)	(93)	(53)
Other (income) expense, net	(3)	7	(6)	14

Income from continuing operations before income taxes	489	342	1,526	1,199
Provision for income taxes	180	129	570	454

Income from continuing operations	309	213	956	745
Extraordinary item — gain on acquisition (1)	—	—	74	—

Net income	$309	$213	$1,030	$745

Basic income per share:
Income from continuing operations	$1.05	$0.72	$3.24	$2.53
Extraordinary item (1)	—	—	0.25	—

Net income	$1.05	$0.72	$3.49	$2.53

Diluted income per share:
Income from continuing operations	$1.05	$0.72	$3.24	$2.52
Extraordinary item (1)	—	—	0.25	—

Net income	$1.05	$0.72	$3.49	$2.52

Basic weighted average shares, in thousands	295,058	294,793	295,014	294,775

Diluted weighted average shares, in thousands	295,420	295,169	295,355	295,162

Segment data:
Net sales:
RJR Tobacco	$1,932	$2,011	$5,862	$5,778
Conwood	122	—	164	—
All Other	136	138	415	431

	$2,190	$2,149	$6,441	$6,209

Operating income:
RJR Tobacco	$439	$318	$1,393	$1,163
Conwood	70	—	97	—
All Other	47	48	144	103
Corporate Expense	(12)	(9)	(28)	(25)

	$544	$357	$1,606	$1,241

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior-years’ tax matters.

Schedule 2
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)
On a preliminary basis, the $3.5 billion cost of the acquisition of Conwood has been allocated on the basis of historical net book value of assets acquired and liabilities assumed as of the acquisition date. The excess purchase price over the net book value was included in goodwill. The fair values of acquired tangible and intangible assets have not yet been finalized. The allocation of purchase price to the fair value of assets acquired and liabilities assumed is expected to reduce goodwill in the fourth quarter of 2006.

	September 30,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$1,128	$1,333
Short-term investments	1,403	1,373
Other current assets	2,274	2,359
Trademarks, net	2,179	2,188
Goodwill	9,073	5,672
Other noncurrent assets	1,607	1,594

	$17,664	$14,519

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$2,119	$2,254
Current maturities of long-term debt	344	190
Accrued liabilities and other current liabilities	1,818	1,705
Long-term debt (less current maturities)	4,394	1,558
Long-term deferred income taxes	672	639
Long-term retirement benefits	1,075	1,374
Other noncurrent liabilities	243	246
Shareholders’ equity	6,999	6,553

	$17,664	$14,519

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
Results include the acquired operations of Conwood since May 31, 2006. The fair values of acquired assets and liabilities assumed have not yet been finalized.
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended September 30,
	2006			2005
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$544	$309	$1.05	$357	$213	$0.72
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	—	74	48	0.16
Phase II growers’ trust related expenses	—	—	—	53	34	0.12
Merger/integration costs	23	14	0.04	36	23	0.08

Total adjustments	23	14	0.04	163	105	0.36

Adjusted results	$567	$323	$1.09	$520	$318	$1.08

	Nine Months Ended September 30,
	2006			2005
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$1,606	$1,030	$3.49	$1,241	$745	$2.52
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	(9)	(6)	(0.02)	81	51	0.17
Phase II growers’ trust offset	—	—	—	(79)	(49)	(0.17)
Phase II growers’ trust related expenses	—	—	—	53	34	0.12
Merger/integration costs	35	22	0.07	88	56	0.19
Restructuring charges (adjustments)	—	—	—	(1)	(1)	—
Loss on sale of assets	—	—	—	25	16	0.06
Extraordinary gain on acquisition	—	(74)	(0.25)	—	—	—

Total adjustments	26	(58)	(0.20)	167	107	0.37

Adjusted results	$1,632	$972	3.29	$1,408	$852	$2.89

Schedule 4
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Proforma Adjusted Operating Income by Segment
R.J. Reynolds is the second largest cigarette manufacturer in the United States and manages a contract manufacturing business. Conwood is the second largest smokeless tobacco products manufacturer in the United States.
Conwood’s GAAP operating income includes the operations acquired by RAI since May 31, 2006. Proforma operating income includes Conwood’s pre-acquisition operating income. The fair values of acquired assets and liabilities assumed have not yet been finalized, and therefore, no resulting proforma adjustments have been made in the proforma adjusted operating income.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended September 30,
	2006		2005
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$439	$70	$318	$—

The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	74	—
Phase II growers’ trust related expenses	—	—	53	—
Merger/integration costs	16	3	36	—

Total adjustments	16	3	163	—

Adjusted operating income	$455	$73	$481	—

Conwood pre-acquisition GAAP operating income				68

Proforma adjusted operating income				$68

	Nine Months Ended September 30,
	2006		2005
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$1,393	$97	$1,163	$—

The GAAP results include the following expense (income):
Federal tobacco buyout assessment	(9)	—	81	—
Phase II growers’ trust offset	—	—	(79)	—
Phase II growers’ trust related expenses			53
Merger/integration costs	28	3	88	—
Restructuring charges (adjustments)	—	—	(1)	—

Total adjustments	19	3	142	—

Adjusted operating results	$1,412	100	$1,305	—

Conwood pre-acquisition GAAP operating income		113		188

Proforma adjusted operating income		$213		$188

Schedule 5
REYNOLDS AMERICAN INC. /INDUSTRY VOLUMES
(Volume in Billion Units)

	Three Months Ended Sep 30,		Change		Nine Months Ended Sep 30,		Change
	2006	2005	UNITS	%	2006	2005	UNITS	%
CAMEL (Filter Styles)	6.1	6.0	0.1	2.2%	17.7	16.3	1.4	8.5%
KOOL	2.9	3.0	-0.1	-4.7%	8.8	8.7	0.1	0.9%

TOTAL INVESTMENT BRANDS	9.0	9.0	0.0	-0.1%	26.5	25.0	1.5	5.9%

TOTAL SELECTIVE SUPPORT BRANDS	10.9	11.8	-0.9	-7.7%	32.8	33.9	-1.1	-3.3%

TOTAL NON-SUPPORT BRANDS	6.2	7.5	-1.3	-17.2%	19.2	21.8	-2.6	-12.0%

TOTAL RJRT DOMESTIC	26.0	28.2	-2.2	-7.8%	78.5	80.7	-2.3	-2.8%
OTHER RAI COMPANIES	0.7	0.6	0.1	9.2%	2.0	1.8	0.1	5.9%

TOTAL RAI	26.7	28.8	-2.1	-7.4%	80.4	82.6	-2.1	-2.6%

TOTAL RJRT	26.0	28.2	-2.2	-7.8%	78.5	80.7	-2.3	-2.8%
TOTAL FP	16.1	17.0	-0.9	-5.3%	48.2	48.6	-0.4	-0.9%
TOTAL SAVINGS	9.9	11.2	-1.3	-11.6%	30.3	32.1	-1.8	-5.7%
FP/TOTAL MIX	62.1%	60.4%	1.6%		61.4%	60.2%	1.2%

INDUSTRY	96.0	99.3	-3.3	-3.3%	280.6	287.2	-6.6	-2.3%
FULL PRICE	69.9	70.4	-0.5	-0.7%	203.5	204.6	-1.1	-0.6%
SAVINGS	26.1	28.8	-2.8	-9.6%	77.2	82.6	-5.4	-6.5%
FP/TOTAL MIX	72.9%	71.0%	1.9%		72.5%	71.3%	1.3%
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Other RAI Companies include U.S. volume for Lane Limited and Santa Fe Natural Tobacco Co., as well as volume for Puerto Rico and other U.S. territories.
Industry data based on information from Management Science Associates, Inc.

Schedule 6
R.J.REYNOLDS — RETAIL SHARE OF MARKET

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2006	2005	Change	2006	2005	Change
CAMEL (Filter Styles)	7.55%	6.58%	0.97	7.37%	6.60%	0.77
KOOL	3.14%	3.04%	0.10	3.11%	2.97%	0.14

TOTAL INVESTMENT BRANDS	10.69%	9.62%	1.07	10.49%	9.58%	0.91

TOTAL SELECTIVE SUPPORT BRANDS	12.10%	12.34%	(0.24)	12.09%	12.54%	(0.44)

TOTAL NON-SUPPORT BRANDS	7.01%	8.02%	(1.01)	7.28%	8.11%	(0.82)

TOTAL RJRT DOMESTIC	29.80%	29.98%	(0.18)	29.87%	30.22%	(0.35)
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Retail shares of market are as reported by Information Resources Inc.

Schedule 7
CONWOOD VOLUMES AND SHARE OF MARKET
(Volume in Millions of Cans)
UNIT VOLUME

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2006	2005	Units	%	2006	2005	Units	%
KODIAK	13.9	15.3	(1.4)	-9.4%	42.6	45.5	(2.9)	-6.4%
Other premium	0.9	1.0	(0.1)	-7.4%	2.7	2.8	(0.1)	-3.3%
Total premium	14.8	16.3	(1.5)	-9.3%	45.2	48.2	(3.0)	-6.2%

GRIZZLY	52.0	42.4	9.6	22.5%	147.2	113.8	33.4	29.4%
Other price-value	0.8	1.0	(0.3)	-25.5%	2.4	3.3	(0.9)	-26.7%
Total price-value	52.7	43.4	9.3	21.4%	149.6	117.1	32.6	27.8%
Total moist snuff cans	67.5	59.7	7.8	13.0%	194.9	165.3	29.6	17.9%
Volumes reported include pre-acquisition amounts.
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
MARKET SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Kodiak	5.17%	5.61%	(0.44)	5.28%	6.03%	(0.75)
Total premium	5.51%	5.99%	(0.48)	5.63%	6.42%	(0.79)

Grizzly	20.22%	16.62%	3.60	19.42%	15.72%	3.70
Total price-value	20.50%	17.00%	3.50	19.72%	16.15%	3.57

Total company	26.01%	22.99%	3.02	25.35%	22.57%	2.78
Share data for total moist snuff based on distributor reported data processed by Management Science Assoicates, Inc.